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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statements (Form S-3 Nos. 333-42770, 333-109258 and 333-138537, Form S-4 Nos. 333-33912, 333-42778, 333-75882, 333-90401 and 333-90403 and Form S-8 Nos. 333-15355, 333-15353, 333-29321, 333-15349, 333-15357, 333-29319, 333-84381, 333-84373, 333-84377, 333-93397, 333-93249, 333-35896, 333-38472, 333-71396, 333-71398, 333-81234, 333-82598, 333-102543, 333-104856, 333-104857, 333-139158 and 333-142827) of Millennium Pharmaceuticals, Inc. and in the related Prospectuses of our reports dated February 25, 2008, with respect to the consolidated financial statements and financial statement schedule of Millennium Pharmaceuticals, Inc., and the effectiveness of internal control over financial reporting of Millennium Pharmaceuticals, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

                                                                                                                     /s/ Ernst & Young LLP

Boston, Massachusetts
February 25, 2008

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  Exhibit 23.1